SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant                    |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
    |_|  Preliminary Proxy Statement         |_|  Confidential, For Use of the
    |X|  Definitive Proxy Statement               Commission Only (as permitted
    |_|  Definitive Additional Materials          by Rule 14a-6(e)(2)
    |_|  Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12


                                VCA ANTECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
     |X|  No Fee Required
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5)  Total fee paid:


--------------------------------------------------------------------------------
     |_|  Fee paid with preliminary materials:


--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3)  Filing party:


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     (4)  Date filed:


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                                       1

                                VCA ANTECH, INC.

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------


TIME........................................              10:00 a.m. Pacific Time on Monday,
                                                          July 12, 2004

PLACE.......................................              12401 West Olympic Boulevard
                                                          Los Angeles, California 90064-1022

ITEMS OF BUSINESS...........................              (1) To elect one Class II member of
                                                              the Board of Directors for a
                                                              term of three years.

                                                          (2) To amend our Amended and Restated
                                                              Certificate of Incorporation to
                                                              increase the authorized number
                                                              of shares of common stock from
                                                              75,000,000 shares to 175,000,000
                                                              shares.

                                                          (3) To ratify the appointment of
                                                              KPMG LLP as our independent
                                                              auditors for the year ending
                                                              December 31, 2004.

                                                          (4) To transact any other business as
                                                              may properly come before the Meeting
                                                              and any adjournment or postponement.

RECORD DATE.................................              You can vote if, at the close of
                                                          business on May 13, 2004, you were
                                                          a stockholder of the Company.

PROXY VOTING................................              All stockholders are cordially
                                                          invited to attend the Annual
                                                          Meeting in person. However, to
                                                          ensure your representation at the
                                                          Annual Meeting, you are urged to
                                                          vote promptly by signing and
                                                          returning the enclosed Proxy card.
                                                          If you hold your shares in street
                                                          name, you may also access the World
                                                          Wide Web site indicated on your
                                                          Proxy card to vote via the
                                                          Internet.




June 1, 2004                                              /s/ Arthur J. Antin
                                                          ------------------------------------
                                                          Arthur J. Antin
                                                          CHIEF OPERATING OFFICER, SENIOR
                                                          VICE PRESIDENT AND SECRETARY



                                                                VCA ANTECH, INC.
                                                    12401 WEST OLYMPIC BOULEVARD
                                              LOS ANGELES, CALIFORNIA 90064-1022
PROXY STATEMENT
--------------------------------------------------------------------------------

Your vote is very important. For this reason, our Board of Directors (the "Board") is requesting that you permit your common stock to be represented at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include the proxy statement, proxy card and the annual report on Form 10-K for the fiscal year ended 2003, were mailed to stockholders by us beginning June 7, 2004.

STOCKHOLDERS ENTITLED TO VOTE

Holders of our common stock at the close of business on May 13, 2004 are entitled to receive this notice and to vote their shares at the Annual Meeting. At that time, there were 40,775,396 shares of common stock outstanding, and approximately 69 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

HOW TO VOTE

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you. In addition, a number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction accompanying your Proxy card. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the shareholder.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by using the Internet or by mail are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. Under The Nasdaq National Market rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of KPMG LLP as our independent auditors even if the broker does not receive voting instructions from you. Your broker may not vote your shares on any other matter, including the approval of the amendment to our Amended and Restated Certificate of Incorporation, absent instructions from you.

REVOCATION OF PROXIES

You can revoke your proxy and change your vote at any time before it is exercised by:

     o    written notice to the Secretary of the Company;

     o timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

     o    voting by ballot at the Annual Meeting.

ATTENDING THE MEETING

You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

VOTING RESULTS

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004.

COST OF THIS PROXY SOLICITATION

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

LIST OF SHAREHOLDERS

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Secretary of the Company.

ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

The notice of Annual Meeting and Proxy Statement and the 2003 Annual Report are available on our web site at www.investor.vcaantech.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all
Section 16(a) forms that they file. Based solely upon our review of copies of the forms received by us and written representations from certain reporting persons that they have complied or not complied with the relevant filings requirements, we believe that, during the year ended December 31, 2003, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements except for the following:
(i) a Form 4 by Melina E. Higgins, who resigned as our director effective January 9, 2003, which reported one transaction, and (ii) a Form 4 by Dawn R. Olsen, which reported one transaction.

ITEM 1: ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

We have eight members on our Board. Arthur J. Antin, John G. Danhakl and Peter Nolan have notified the Company that they will resign from the Board effective as of the Annual Meeting. With the addition of John B. Chickering, Jr. to our Board in April 2004, these changes to the composition of our Board will bring our Board into compliance with the Nasdaq National Market listing standards which will be effective with our Annual Meeting. Consequently, the Board has approved an amendment to the Company's bylaws to reduce the number of directors to five effective as of the date of our Annual Meeting. Three of our continuing directors are independent directors, as defined by the Nasdaq National Market listing standards.

As provided in our Amended and Restated Certificate of Incorporation, the Board of Directors has been grouped into three classes, as nearly equal in number as possible, which are elected for staggered terms. Our Class II director will be elected at this Annual Meeting and will hold office for three years until the 2007 Annual Meeting and thereafter until his successor is duly elected and qualified. The term of our Class III directors expires at our 2005 Annual Meeting. The terms of our Class I directors expire at our 2006 Annual Meeting.

Although we know of no reason why the nominee would not be able to serve, if the nominee is unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

NOMINEE

Our nominee for election as a Class II Director, Robert L. Antin, is currently a director and has agreed to be named in this proxy statement and to serve if elected.

The Board of Directors proposes the election of the following nominee as Class II director:

                            CLASS II DIRECTOR NOMINEE

                                 Robert L. Antin

The principal occupation and certain other information about the nominee, our other directors and certain executive officers are set forth on the following pages.

The election of the nominee listed above will require the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the election of the nominee listed above unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE.

MANAGEMENT
----------

DIRECTORS AND EXECUTIVE OFFICERS

The following persons serve as our directors:

DIRECTORS                                 AGE         PRESENT POSITION
------------------                        ---         ----------------

CLASS I DIRECTORS
John M. Baumer.......................      38    Director
Frank Reddick........................      51    Director

CLASS II DIRECTORS
Robert L. Antin......................      54    Chairman of the Board of Directors

CLASS III DIRECTORS
John B. Chickering, Jr...............      55    Director
John Heil............................      50    Director


The following persons serve as our executive officers:

EXECUTIVE OFFICERS                        AGE         PRESENT POSITION
------------------                        ---         ----------------

Robert L. Antin.......................     54    President and Chief Executive Officer
Arthur J. Antin.......................     57    Chief Operating Officer, Senior Vice President
                                                 and Secretary
Neil Tauber...........................     53    Senior Vice President of Development
Tomas W. Fuller.......................     46    Chief Financial Officer, Vice President and
                                                 Assistant Secretary
Dawn R. Olsen.........................     45    Principal Accounting Officer, Vice President
                                                 and Controller


Our executive officers are appointed by and serve at the discretion of our Board of Directors. Robert L. Antin and Arthur J. Antin are brothers. There are no other family relationships between any director and/or any executive officer.

ROBERT L. ANTIN, one of our founders, has served as our Chief Executive Officer, President and Chairman since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University.

ARTHUR J. ANTIN, one of our founders, has served as our Chief Operating Officer, Senior Vice President, Secretary and director since our inception. From October 1983 to September 1986, Mr. Antin served as Director of Marketing/Investor Relations of AlternaCare Corp. At AlternaCare Corp., Mr. Antin developed and implemented marketing strategies for a network of outpatient surgical centers. Mr. Antin received an MA in Community Health from New York University.

JOHN M. BAUMER has served as our director since September 2000. Mr. Baumer is a partner of Leonard Green & Partners, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer currently serves on the boards of directors of Rand McNally & Company, Inc., Intercontinental Art, Inc., Communication & Power Industries, Inc., Leslie's Poolmart, Inc., Phoenix Scientific, Inc. and Petco Animal Supplies, Inc. Mr. Baumer is a 1990 graduate of the University of Notre Dame. He received his MBA from the Wharton School at the University of Pennsylvania.

JOHN B. CHICKERING, JR. has served as one of our directors since April 2004 and previously served as a director from 1988 to 2000. Mr. Chickering is a certified public accountant. Mr. Chickering is currently a private investor and independent consultant. Mr. Chickering served in a variety of executive positions within Time Warner, Inc. and Warner Bros., Inc., most recently as the Vice President--Financial Administration for Warner Bros. International Television Distribution until February 1996. Prior to his employment at Warner Bros., Mr. Chickering served as a staff accountant at KPMG Peat Marwick from August 1975 to June 1977. Mr. Chickering holds an MBA degree with emphasis in accounting and finance from Cornell University.

JOHN HEIL has served as one of our directors since February 2002 and previously served as a director from 1995 to 2000. Mr. Heil currently serves as President and Chief Executive Officer of United Pet Group, Inc., a holding company backed by TA Associates, a Boston-based private equity investor with over $5.5 billion of capital under management, and Friend Skoler & Company. Prior to joining United Pet Group, Mr. Heil spent twenty-four years with the H. J. Heinz Company in various general management and sales/marketing positions including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet Foods and Vice President Sales/Marketing of StarKist Seafood. Mr. Heil holds a BA degree in economics from Lycoming College.

FRANK REDDICK has served as one of our directors since February 2002. Since January 2001, Mr. Reddick has been a partner in Akin Gump Strauss Hauer & Feld, LLP, a global full service law firm. Mr. Reddick serves as a member of the firm's Management Committee and Chair of the Corporate and Securities Section of the Los Angeles office. Before joining Akin Gump Strauss Hauer & Feld, LLP, Mr. Reddick served as chair of the corporate practice group and managing partner of the Los Angeles-based law firm of Troop Steuber Pasich Reddick & Tobey, L.L.P. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, joint ventures and other strategic alliances. Mr. Reddick holds a JD from the University of California, Hastings College of the Law.

NEIL TAUBER, one of our founders, has served as our Senior Vice President of Development since our inception. From 1984 to 1986, Mr. Tauber served as the Director of Corporate Development at AlternaCare. At AlternaCare, Mr. Tauber was responsible for the acquisition of new businesses and syndication to hospitals and physician groups. From 1981 to 1984, Mr. Tauber served as Chief Operating Officer of MDM Services, a wholly owned subsidiary of Mediq, a publicly held health care company, where he was responsible for operating and developing a network of retail dental centers and industrial medical clinics. Mr. Tauber holds an MBA from Wagner College.

TOMAS W. FULLER joined us in January 1988 and served as Vice President and Controller until November 1990 when he became Chief Financial Officer. From 1980 to 1987, Mr. Fuller worked at Arthur Andersen LLP, the last two years of which he served as audit manager. Mr. Fuller received his BA in business/economics from the University of California at Los Angeles.

DAWN R. OLSEN joined us in January 1997 as Vice President, Controller. In March 2004, Ms. Olsen became Principal Accounting Officer. From 1993 to 1996, Ms. Olsen served as Senior Vice President, Controller of Optel, Inc., a privately held telecommunications company. From 1987 to 1993, Ms. Olsen served as Assistant Controller and later as Vice President, Controller of Qintex Entertainment, Inc., a publicly held television film distribution and production company. From 1981 to 1987, Ms. Olsen worked at Arthur Andersen LLP, the last year of which she served as audit manager. Ms. Olsen is a certified public accountant and received her BS in business/accounting from California State University, Northridge.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

MEETINGS

The Board of Directors held four meetings and acted five times by unanimous written consent during fiscal 2003. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee; the independent members of our Board of Directors perform the functions of a nominating committee, as described below.

AUDIT COMMITTEE

The Audit Committee consists of John M. Baumer, John B. Chickering, Jr. (Chairman) and John Heil. Mr. Chickering is an independent director and qualifies as the "audit committee financial expert" as that term is defined in
Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 . Mr. Baumer is a director who is not employed by us, and he is a partner of Leonard Green & Partners, L.P. Leonard Green & Partners has been involved in a variety of our financing activities since September 2000, entered into a Management Services Agreement with us which was terminated in November 2001 and manages Green Equity Investors III, L.P., one of our principal stockholders. Mr. Baumer's independence as a member of the Audit Committee is precluded by the applicable Nasdaq listing standards. However, in accordance with those standards, the Board determined that Mr. Baumer's relationship with us will not interfere with his ability to exercise his independent judgment and, taking into account his extensive business experience and financial acumen, the Board determined that it was in our best interests and our stockholders' best interest that Mr. Baumer serve as a member of the Audit Committee pursuant to the exception granted by Rule 4350(d)(2)(B).

During fiscal 2003, our audit committee consisted of John Baumer, John Heil and Frank Reddick (Chairman). The Audit Committee held eight meetings and acted one time by unanimous written consent during fiscal 2003.

Among other matters, the committee:

o    hires and replaces independent auditors as appropriate

o evaluates the performance of, independence of and pre-approves the non-audit services provided by independent auditors

o discusses with management, internal auditors and the external auditors the quality of VCA's accounting principles and financial reporting

o    oversees the internal controls

Our Audit Committee charter, which was amended during fiscal 2004 as a result of the Sarbanes-Oxley Act of 2002 and new rules and regulations issued by the Securities and Exchange Commission ("SEC") and the Nasdaq National Market, is attached hereto as Attachment A and is posted on our website at www.investor.vcaantech.com.

COMPENSATION COMMITTEE

The Compensation Committee consists of John M. Baumer, John B. Chickering, Jr. and Frank Reddick (Chairman), Mr. Baumer is a director who is not employed by us, and he is a partner of Leonard Green & Partners, L.P. Leonard Green & Partners has been involved in a variety of our financing activities since September 2000, entered into a Management Services Agreement with us which was terminated in November 2001 and manages Green Equity Investors III, L.P., one of our principal stockholders. Mr. Baumer's independence as a member of the Compensation Committee is precluded by the applicable Nasdaq listing standards. However, in accordance with those standards, the Board determined that Mr. Baumer's relationship with us will not interfere with his ability to exercise his independent judgment and, taking into account his extensive business experience, financial acumen and involvement with similarly-sized companies with similar executive compensation, the Board determined that it was in our best interests and our stockholders' best interest that Mr. Baumer serve as a member of the Compensation Committee pursuant to the exception granted by Rule 4350(c)(3)(C).

The principal responsibilities of the Compensation Committee are to determine the compensation of all of our executive officers; to review the performance and compensation of our Chief Executive Officer; and to administer our stock incentive plans and to authorize the issuance of shares of common stock under those plans. The Compensation Committee held one meeting and acted one time by unanimous written consent during fiscal 2003.

DIRECTOR NOMINATIONS

We do not have a standing nominating committee. Our Board of Directors does not believe that it is necessary for us to have a standing nominating committee because we have a relatively small board and our independent directors will serve in the capacity of a nominating committee when necessary. All of our directors participate in the consideration of director nominees. But, consistent with applicable Nasdaq listing standards, each director nominee must be selected or recommended for the Board's selection by a majority of the independent directors of our Board. In considering candidates for directorship, the Board considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

Our Board may employ a variety of methods for identifying and evaluating nominees for director. Periodically, the Board assesses its size, the need for particular expertise on the Board, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board will consider various potential candidates for director who may come to the Board's attention through current Board members, professional search firms or consultants, or other persons. The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In 2003, no professional search firms or consultants were needed and, accordingly, no fees were paid in this regard to professional search firms or consultants in 2003. The Board does not evaluate candidates differently based on who made the recommendation for consideration.

Shareholders who wish to recommend a nominee for election as director at an annual shareholder meeting must submit their recommendations at least 60 days, but not more than 90 days, prior to the date of the next scheduled annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board by writing to our Secretary at 12401 West Olympic Boulevard, Los Angeles, California 90064, giving the candidate's name, age, business and residence contact information, biographical data, qualifications and the number and class of our shares, if any, beneficially owned by such candidate. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any shareholder recommendation. Any shareholder who wishes to recommend a nominee for election as director must also provide his, her or its name, address and the number and class of shares beneficially owned by such shareholder.

DIRECTOR ATTENDANCE

All incumbent directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2003. The Company encourages, but does not require, all incumbent directors and director nominees to attend our annual meetings of shareholders.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors by sending a letter to the Board of Directors of VCA Antech, Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a "Shareholder -- Board Communication" or "Shareholder -- Director Communication," and each communication must identify the author as a shareholder. The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

DIRECTORS' COMPENSATION.

We pay our directors who are not employed by us and who are not affiliated with Green Equity Partners III, L.P., a significant stockholder, $10,000 per year and $1,000 for each Board meeting attended in person or committee meeting attended in person which is not held on the same day as a Board meeting, including reimbursement for out-of-pocket expenses incurred in attending. We pay the Chairman of our Audit Committee an additional $10,000 per year. Upon appointment to the Board, each eligible director receives an initial grant of ten-year options to purchase 15,000 shares of common stock at the fair market value of the common stock on the date of grant, which options vest in two equal annual installments on the first and second anniversary dates of the grant. In addition, each eligible director receives an annual automatic grant of ten-year options to purchase 5,000 shares of common stock at the fair market value of the common stock on the date of grant, which options vest in full one year after the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

During fiscal 2003, the Compensation Committee of our Board of Directors consisted of John M. Baumer and Frank Reddick. Neither of these individuals was one of our officers or employees at any time during fiscal 2003. Mr. Reddick is a partner at Akin Gump Strauss Hauer & Feld, LLP, which provided legal services to us during fiscal 2003 and is providing legal services to us in fiscal 2004. Nevertheless, Mr. Reddick is not disqualified from serving as an independent director on our Board under the Nasdaq listing standard because of the relatively small amount of fees we paid to Akin Gump in fiscal 2001, 2002 and 2003 in relation to our total revenues and the total revenues of Akin Gump for the same periods. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ITEM 2: PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

Our Board of Directors has adopted, subject to shareholder approval, a Certificate of Amendment to our Amended and Restated Certificate of Incorporation which would increase our authorized number of shares of common stock from 75,000,000 shares to 175,000,000 shares. Please see Appendix B for a copy of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation as it is proposed.

PRINCIPAL EFFECTS OF THE INCREASE OF THE AUTHORIZED SHARES OF COMMON STOCK

The additional common stock to be authorized by approval of the amendment to our Amended and Restated Certificate of Incorporation would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment to our Amended and Restated Certificate of Incorporation and the issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment to our Amended and Restated Certificate of Incorporation is approved, it will become effective upon filing with the Secretary of State of Delaware.

As of May 19, 2004, of the 75,000,000 shares of common stock presently authorized, 40,860,159 shares were issued and outstanding. After taking into account shares reserved for issuance pursuant to our 1996 Stock Incentive Plan and 2001 Stock Incentive Plan, approximately 30,358,019 shares remained available for issuance.

REASONS TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

We require an increase in the number of authorized shares of common stock to provide flexibility for business and financial purposes in the future. We may issue the additional shares of common stock for various purposes including, without limitation, expanding our business through the acquisition of other businesses, issuing stock dividends, raising capital, issuing stock options to officers, directors or employees and establishing strategic relationships with other companies. Unless required to do so by applicable law, a regulatory authority or a third party, further shareholder approval for the issuance of this common stock is not required. The Board of Directors believes the proposed increase in the authorized common stock will make a sufficient number of shares available should we decide to use our shares of common stock for one or more of the purposes identified above or otherwise.

The additional shares of common stock that would become available for issuance if this proposal is adopted could also be used by us to oppose a hostile takeover attempt or delay or prevent changes in control or our management. Although the proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor are we currently aware of any such attempts directed at us), shareholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. Currently, we do not have any plans with respect to the additional shares of common stock that would become available for issuance if this proposal is adopted.

The approval of the amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the issued and outstanding shares of common stock. The Board of Directors is of the opinion that the amendment to our Amended and Restated Certificate of Incorporation is in our best interests and recommends a vote for the approval of the Amendment. All Proxies will be voted to approve the amendment to our Amended and Restated Certificate of Incorporation unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 175,000,000.

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Audit Committee of the Board of Directors has engaged, the firm of KPMG LLP to continue as our independent public accountants for the current fiscal year ending December 31, 2004. KPMG LLP served as the principal independent public accounting firm utilized by us during the fiscal year ended December 31, 2003. We anticipate that a representative of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of KPMG LLP will be afforded an opportunity to make a statement if he or she so desires.

The ratification of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

As of January 1, 2002, Arthur Andersen LLP, was engaged by our Board of Directors to serve as our independent public accountants to audit our consolidated financial statements for the fiscal year ended December 31, 2002. On June 14, 2002, upon the recommendation of our Audit Committee, the Board dismissed Arthur Andersen LLP as our independent public accountants.

Arthur Andersen LLP's reports on our consolidated financial statements for the two most recent fiscal years ended December 31, 2001 for which Arthur Andersen LLP served as our independent public accountants did not contain any adverse opinion or disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal year ended December 31, 2001 for which Arthur Andersen LLP served as our independent public accounts and the subsequent interim period through June 14, 2002, there were: (i) no disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for those years; and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

In June 2002, Arthur Andersen LLP furnished us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements above. A copy of the letter was included as an exhibit to the Form 8-K filed by the Company in June 2002.

On June 14, 2002, upon the recommendation of our Audit Committee, the Board engaged KPMG LLP to serve as our independent public accountants to audit our consolidated financial statements for the fiscal year ended December 31, 2002, and to re-audit our consolidated financial statements for the fiscal years ended December 31, 2001, 2000 and 1999. The decision to engage KPMG LLP was recommended and approved by our Audit Committee and approved by our Board of Directors. Our Audit Committee carefully considered KPMG LLP's qualifications as independent accountants before recommending it for appointment. This consideration included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also analyzed matters required to be considered under the Audit Committee's charter and under the Commission's Rules on Auditor Independence in effect at the time of engagement, including the nature and extent of non-audit services, to ensure that the independence of the independent public accountants would not be impaired.

During the two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 14, 2002, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees billed to us by KPMG, our independent auditor, for professional services rendered during the fiscal years ended December 31, 2003 and 2002.

                                              2003                    2002
                                           ----------              ---------
       Audit Fees (1)                       $306,450               $739,600
       Audit Related Fees (2)                     --                     --
       Tax Fees (3)                               --                 26,200
       All Other Fees (4)                         --                     --
                                            ----------              ---------
       Total                                $306,450               $765,800

(1) Audit fees for 2003 include $277,500 for the audit of our financial statements during fiscal 2003, $21,450 for accounting consultations on matters reflected in our financial statements, and $7,500 incurred in connection with our registration statement on Form S-3. Audit fees for 2002 included $244,300 for the audit of our financial statements during fiscal 2002, $299,600 for the re-audit of our financial statements for the years ended December 31, 2001, 2000 and 1999, and $195,700 incurred in connection with our stock offering and the filing of our registration statement on Form S-3.

(2)  No audit-related fees were incurred in 2003 and 2002.

(3) Tax fees include all tax services relating to tax compliance, tax planning and reporting.

(4)  No other fees were incurred in 2003 or 2002.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services and fees provided by the independent auditor. Prior to March 2004, the Audit Committee specifically pre-approved all audit services and fees. In March 2004, the Audit Committee adopted a pre-approval policy which requires that all audit services and fees be pre-approved by the Audit Committee unless such services:

     o    will not result in a fee of greater than $5,000;

     o were not recognized as audit, audit-related or tax services at the time of the engagement; and

     o are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its designated representatives) prior to the completion of the audit.

Pursuant to the pre-approval policy, the Audit Committee's Chairman is delegated the authority to pre-approve audit services and fees, provided he reports such approvals at the next meeting of the Audit Committee. The term of pre-approval is twelve months. All fees in excess of pre-approved levels require specific pre-approval by the Audit Committee.

EXECUTIVE COMPENSATION
----------------------

SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to us in all capacities for each of the three years ended December 31 indicated below. We refer to these officers as the Named Executive Officers.

                                                               LONG TERM
                                ANNUAL COMPENSATION           COMPENSATION
                              ------------------------         SECURITIES
                                                               UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY     BONUS        OPTIONS (#)(1)  COMPENSATION
---------------------------   ------  -------   -------       -------------   ------------
Robert L. Antin (2)..........  2003 $540,800    $540,800             --       $     --
  Chairman of the Board,       2002  517,691     520,000        145,000             --
  President and Chief          2001  469,354     300,000             --        580,000
  Executive Officer

Arthur J. Antin (2)..........  2003  432,640     389,376             --             --
  Chief Operating Officer,     2002  414,153     374,400        115,000             --
  Senior Vice President        2001  397,308     216,000             --        108,000
  and Secretary

Neil Tauber (2)..............  2003  268,320     187,824             --             --
  Senior Vice President of     2002  256,845     180,600         50,000             --
  Development                  2001  247,031     104,160             --             --

Tomas W. Fuller (2)..........  2003  254,200     177,940             --             --
  Chief Financial Officer,     2002  243,315     171,080         85,000             --
  Vice President and           2001  234,081      98,700             --             --
  Assistant Secretary

Dawn R. Olsen................  2003  173,325      27,456             --             --
  Principal Accounting         2002  162,746      41,750         25,000             --
  Officer, Vice President      2001  157,060      65,000             --             --
  & Controller

------------
(1) All numbers reflect the number of shares of our common stock subject to options granted during the fiscal year.

(2) For a description of the employment agreement between us and each officer, see "Employment and Severance Agreements" below.



OPTION/SAR GRANTS IN FISCAL 2003

We did not grant any stock options to our executive officers during the fiscal year ended December 31, 2003.

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND OPTION VALUES AT FISCAL YEAR-END

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options to purchase shares of our common stock during the fiscal year ended December 31, 2003, the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based on the last reported sales price of our common stock on the Nasdaq Stock Market's National Market on December 31, 2003 ($30.98 per share).

                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                        SHARES                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                       ACQUIRED                OPTIONS AT FISCAL YEAR-END(#)      FISCAL YEAR-END($)
                         UPON        VALUE     -----------------------------   ----------------------------
NAME                  EXERCISE(#)  REALIZED($)  EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                  -----------  ----------- ------------    -------------   -----------   --------------
Robert L. Antin.....     15,000     $451,950           --         145,000        $     --      $2,462,100
Arthur J. Antin.....     10,000      300,000       22,845         115,000         684,893       1,952,700
Neil Tauber.........         --           --       18,750          50,000         562,125         849,000
Tomas W. Fuller.....         --           --       20,000          85,000         599,600       1,443,300
Dawn R. Olsen.......         --           --       13,800          34,200         413,724         700,316


SUMMARY OF EQUITY COMPENSATION PLAN

The following table sets forth information concerning all equity compensation plans and individual compensation arrangements in effect during the fiscal year ended December 31, 2003.

                                                                              NUMBER OF
                              NUMBER OF                                       SECURITIES
                           SECURITIES TO BE                              REMAINING AVAILABLE
                             ISSUED UPON           WEIGHTED AVERAGE      FOR FUTURE ISSUANCE
                             EXERCISE OF          EXERCISE PRICE OF          UNDER EQUITY
    PLAN CATEGORY        OUTSTANDING OPTIONS     OUTSTANDING OPTIONS      COMPENSATION PLANS
----------------------   ---------------------   ---------------------   ---------------------
Equity Compensation
Plans Approved by
Security Holders......        1,842,756                 $10.87                2,105,000

Equity Compensation
Plans Not Approved
By Security Holders...            --                      --                      --

Total.................        1,842,756                 $10.87                2,105,000


EMPLOYMENT AND SEVERANCE AGREEMENTS

We have employment agreements with Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller.

ROBERT L. ANTIN. Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chairman of the Board, Chief Executive Officer and President for a term five years from any given date, such that there shall always be a minimum of at least five years remaining under his employment agreement. The employment agreement provides for Mr. Antin to receive an annual base salary of $520,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the term of the option.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

ARTHUR J. ANTIN. Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chief Operating Officer, Senior Vice President and Secretary for a term equal to three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. The employment agreement provides for Mr. Antin to receive an annual base salary of $416,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the full term of the option.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

NEIL TAUBER. Mr. Tauber's employment agreement, dated as of September 20, 2000, as amended on March 25, 2003, provides for Mr. Tauber to serve as our Senior Vice President for a term of four years. The employment agreement provides for Mr. Tauber to receive an annual base salary and additional compensation of not less than $248,000, subject to annual increase based on the Consumer Price Index for Los Angeles County, and to be eligible for a cash bonus to be determined within the sole discretion of our Compensation Committee.

If Mr. Tauber's employment is terminated due to his death or disability, the employment agreement provides that we will pay Mr. Tauber or his estate, as applicable, the amount he would have earned as base salary during the 12 months following the termination date (reduced by any amounts paid under any life insurance policy or long-term disability insurance policy, as applicable, maintained by us for the benefit of Mr. Tauber), accelerate the vesting of his options and continue to provide specified benefits for the 12 months following the termination date. In these circumstances, Mr. Tauber may exercise his options during the remainder of their term.

If Mr. Tauber terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Tauber terminates automatically, we will pay Mr. Tauber the amount he would have earned as base salary during the 12 months following the termination date, an amount based on his past bonuses, accelerate the vesting of his options and continue to provide specified benefits for the 12 months following the termination date. In these circumstances, Mr. Tauber may exercise his options during the full term of the option.

Mr. Tauber may terminate his employment with us at any time in which event he is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Tauber upon termination qualify as "excess parachute payments" under the Code, Mr. Tauber also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In March 2003, we executed an agreement with Mr. Tauber which provides that, following the expiration of the term of Mr. Tauber's Employment Agreement, if Mr. Tauber's employment with us terminates for any reason other than for cause, then we will pay Mr. Tauber the amount he would have earned as base salary during the 12 months following the termination date (reduced by any amounts paid under any long-term disability insurance policy maintained by us for the benefit of Mr. Tauber) and continue to provide medical benefits for the 12 months following the termination date.

TOMAS W. FULLER. Mr. Fuller's employment agreement dated as of November 27, 2001, provides for Mr. Fuller to serve as our Chief Financial Officer, Vice President and Assistant Secretary for a term equal to two years from any given date, such that there shall always be a minimum of at least two years remaining under his employment agreement. The employment agreement provides for Mr. Fuller to receive an annual base salary of not less than $244,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee.

If Mr. Fuller's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Fuller's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Fuller's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Fuller his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Fuller), accelerate the vesting of his options and the continuation of specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Fuller terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Fuller terminates automatically, we will pay Mr. Fuller his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Fuller's last annual bonus or the average of all bonuses paid to Mr. Fuller under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Fuller may exercise his options immediately upon termination and thereafter for the full term of the option.

If Mr. Fuller terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Fuller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Fuller upon termination qualify as "excess parachute payments" under the Code, Mr. Fuller also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a change of control and at our request, each of Messrs. Robert
L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

REPORT OF COMPENSATION COMMITTEE
--------------------------------

     THE INFORMATION IN THIS COMPENSATION REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934.

The Compensation Committee is currently comprised of three directors, two of whom are independent within the meaning of the applicable Nasdaq listing standards and one of whom serves on the Committee pursuant to the exception granted under the applicable Nasdaq listing standards. During fiscal year 2003, the Committee was comprised of Mr. Reddick and Mr. Baumer. The Committee advises the Board regarding the policies that govern the Company's compensation programs and the compensation of executive officers, and administers the Company's cash bonus and stock incentive plans. In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other executive officers.

TOTAL COMPENSATION. The compensation program for executive officers is designed to attract, motivate, reward and retain highly skilled executives who have the talent and experience necessary to advance the Company's short- and long-term interests. We believe that this approach effectively serves VCA's stockholders' best interests by tying a significant portion of incentive compensation to the achievement of goals that are aligned with your goals. The principal elements of total compensation paid to executives of the Company consist of base salary, annual incentive bonuses and periodic grants of stock options.

BASE SALARY. The base salaries for each of our executive officers in 2001 were established through negotiation with each executive officer and are set forth in their respective employment agreements. Pursuant to the terms of each employment agreement, the base salary of each executive officer is reviewed annually. We review the base salaries for the executive officers annually and approved an increase to each executive officer's base salary for 2003. We considered, and will consider, the following factors in determining the base salaries reflected in each employment agreement and any increases to those salaries in the annual review of each base salary: compensation levels of similarly positioned executives in comparable companies; the performance of the business area or function for which the executive is responsible; and qualitative factors reflecting the individual performance of the particular executive officer.

ANNUAL INCENTIVES. We have designed an annual incentive bonus program that we believe creates a direct link between pay and performance for our senior executives. The annual performance goal for the Company's Chief Executive Officer is determined in our sole discretion with specific reference to the company's overall performance, and depending on whether and to what extent the Company's Chief Executive Officer meets or exceeds the annual performance goal, he may receive between 0% and 100% of his annual base salary as a cash bonus. We rely on specific annual performance goals set by the Company's Chief Executive Officer to grant annual awards for our other executives. We believe that the awards should be determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. Cash bonuses paid to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for performance in 2003 were based on adjusted EBITDA targets. 40% of the cash bonus paid to the Senior Vice President of Development was based on adjusted EBITDA targets and 60% was based on annual development goals. The extent to which annual performance goals are met determines a range of percentages for which the cash bonus may be calculated based on that executive's annual base salary. Potential annual target awards in 2003 ranged from 0% to 100% of an executive's base salary. Actual annual target awards in 2003 ranged from 70% to 100% of an executive's base salary. The maximum annual target award payable to any particular executive for 2003 was paid to Mr. Robert L. Antin, who received 100% of his base salary, or $540,800.

STOCK OPTIONS AND AWARDS. We believe that awarding stock options to our executive officers will motivate them to focus on the Company's long-term performance. Stock option grants are generally made to an executive upon commencement of service or entering into an employment agreement and periodically during their tenure with the Company. We consider and approve grants of stock options to the Company's directors and executive officers. All grants of stock options shall have an exercise price not less than the fair market value of our common stock on the date of grant. The fair market value of our common stock is determined by the per share closing price of our common stock on the day immediately preceding the date of grant. We did not approve any stock option grants to the Company's executive officers in fiscal 2003.

DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. During fiscal 2003, the Chief Executive Officer's annual base salary was $540,800. For performance in fiscal 2003, the Chief Executive Officer received a cash bonus of $540,800. This compensation package was established based on the factors described above.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

Except with respect to a portion of the Corporation's Chief Executive Officer, all compensation paid to the Company's employees in fiscal 2003 will be fully deductible. With respect to compensation to be paid to executives in 2004 and future years, in certain instances that compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the board has not adopted a policy that all compensation must be deductible.


                                                 The Compensation Committee

                                                 JOHN M. BAUMER
                                                 JOHN B. CHICKERING, JR.
                                                 FRANK REDDICK

REPORT OF AUDIT COMMITTEE
-------------------------

     THE INFORMATION IN THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934.

During fiscal 2003, Mr. Reddick, Mr. Baumer and Mr. Heil comprised the members of the Committee. In April 2004 the composition of the Committee was changed to meet the requirements of the applicable Nasdaq listing standards, federal law and the rules and regulations of the Securities and Exchange Commission, whereby Mr. Reddick stepped down and Mr. Chickering was appointed to the Committee as Chairman and a financial expert.

The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of the Company's results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent auditor the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Committee discussed with the Company's independent auditor the overall scope and plans for its audit.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee has selected and engaged KPMG, LLP as the Company's independent auditor for the fiscal year ending December 31, 2004.

                                                      Audit Committee

                                                      JOHN M. BAUMER
                                                      JOHN B. CHICKERING, JR.
                                                      JOHN HEIL
                                                      FRANK REDDICK

PERFORMANCE GRAPH
-----------------

The following graphs set forth the percentage change in cumulative total stockholder return of our common stock for the following periods: (1) December 31, 1998 to September 20, 2000 (the date we consummated our recapitalization, and during which time we were known as Veterinary Centers of America, Inc.) and
(2) November 21, 2001 (the effective date of our initial public offering) to December 31, 2003. These periods are compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and the Russell 2000 Index. The comparison assumes $100 was invested on each of December 31, 1998 and November 21, 2001 in our common stock in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG VETERINARY CENTERS OF AMERICA,
        THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX


                                [OBJECT OMITTED]



* $100 Invested on 12/31/98 in stock or index-including reinvestment of dividends.

                                                    Cumulative Total Return
                                             -----------------------------------
                                                 12/98      12/99     9/20/00
                                                 -----      -----     -------

     VETERINARY CENTERS OF AMERICA              100.00      64.58      74.61
     NASDAQ STOCK MARKET (U.S.)                 100.00      185.43    177.48
     RUSSELL 2000                               100.00      121.26    126.24

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
          AMONG VCA ANTECH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX


                                [OBJECT OMITTED]


* $100 invested on 11/21/01 in stock or index-including reinvestment of dividends.


                                              Cumulative Total Return
                                        -------------------------------------
                                         11/21/01   12/01   12/02    12/03
                                         --------   -----   -----    -----

         VCA ANTECH, INC.                 100.00   121.20   150.00  309.80
         NASDAQ STOCK MARKET (U.S.)       100.00   103.80   71.76   107.29
         RUSSELL 2000                     100.00   108.19   86.03   126.68

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------------------------------

Except as disclosed in this Proxy Statement, neither our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2003, or which is presently proposed.

We believe, based on our reasonable judgment, but without further investigation, that the terms of each of the following transactions or arrangements between us and our affiliates, officers, directors or stockholders which were parties to the transactions were, on an overall basis, at least as favorable to us as could then have been obtained from unrelated parties.

See "Employment and Severance Agreements" for a summary of employment agreements with certain of our executive officers.

TRANSACTIONS WITH ZOASIS CORPORATION

We incurred marketing expense for vaccine reminder and other direct mail services provided by Zoasis, an internet start-up business that is majority owned by Robert Antin, our Chief Executive Officer and Chairman. The expense incurred was $993,000, $850,000, and $709,000 for the years ended December 31, 2003, 2002 and 2001, respectively. The pricing of these services is comparable to prices paid by us to independent third parties.

In 2000, we purchased 705,355 shares of the Series A Preferred Stock of Zoasis for $5.0 million and entered into an agreement pursuant to which Zoasis developed and licensed to us software that our laboratory operations use to deliver laboratory results to clients over the internet and our animal hospitals use to communicate with vendors in the procurement of operating supplies over the internet.

In December 2003, we entered into an agreement with Zoasis pursuant to which we acquired all of Zoasis' right, title and interest in and to this software in exchange for the 705,355 shares of Series A Preferred Stock of Zoasis then held by us. The value of such stock was written off in 2000 and, consequently, had no value on our books at the time of the transfer.

Concurrently with the purchase of the software, we granted to Zoasis a limited, royalty-free, non-exclusive license to the software for internal use by Zoasis. We agreed not to grant any other licenses in the software for a period of five years except that we may grant licenses to our affiliates and subsidiaries. Both we and Zoasis have a right to make modifications to the software, but all modifications and derivative works are owned by us. The software will be hosted at a third party hosting facility for the benefit of both parties through July 31, 2004 and for up to two successive additional one-year periods at the option of either party. Zoasis is obligated to fund up to $35,000 in hosting fees each month through July 31, 2004 and $10,000 per month thereafter. As the owner of the software, we are responsible for the remainder of any such fees.

STOCKHOLDERS' AGREEMENT AND PUBLIC OFFERINGS

On September 20, 2000, we entered into a stockholders agreement with each of our then stockholders, under which each party to the stockholders agreement has registration rights. In connection with these registration rights, we agreed to pay any expenses associated with any demand registrations or piggyback registrations.

In February 2003, we completed our secondary public offering. Pursuant to the registration rights granted in our stockholders agreement, an affiliate of Leonard Green & Partners, L.P., one of our principal stockholders, sold 2,611,202 shares of our common stock and Robert L. Antin, our Chairman, Chief Executive Officer and President, sold 200,000 shares of common stock at the public offering price of $15.25 per share. Each of John M. Baumer, John G. Danhakl and Peter J. Nolan is a partner of Leonard Green & Partners and served as one of our directors at the time of the transaction. Each of Mr. Danhakl and Mr. Nolan will resign immediately prior to the Annual Meeting.

In April 2004, pursuant to the registration rights granted in our stockholders agreement, we filed a shelf registration on Form S-3 which registered for sale the entire amount of shares of our common stock owned by an affiliate of Leonard Green & Partners, L.P., or 6,846,937 shares. As of the date of this report, Leonard Green & Partners, L.P., have sold 3,450,000 of these shares. Each of John M. Baumer, John G. Danhakl and Peter J. Nolan is a partner of Leonard Green & Partners and served as one of our directors at the time of the transaction.

CORPORATE AIRCRAFT

We purchased fifty hours of use of the corporate aircraft owned by Leonard Green & Partners, L.P. for $125,000. The use of the corporate aircraft by our executives will facilitate business-related travel purposes. The hourly rate charged to us by Leonard Green & Partners, L.P. is less than rates available to us for comparably equipped aircraft. Leonard Green & Partners is the parent of Green Equity Investors III, L.P., which owns 8.3% of our outstanding common stock. Each of John M. Baumer, John G. Danhakl and Peter J. Nolan is a partner of Leonard Green & Partners and served as one of our directors at the time of the transaction.

LEGAL SERVICES

The law firm of Akin Gump Strauss Hauer & Feld, LLP currently provides, and provided during fiscal year 2003, legal services to us. Frank Reddick, who joined us as a director in February 2002, is a partner in Akin Gump Strauss Hauer & Feld, LLP.

PRINCIPAL STOCKHOLDERS
----------------------

The following table sets forth information regarding beneficial ownership of our common stock as of May 19, 2004, by:

     o    each of our directors;

     o    each of our Named Executive Officers;

     o    all of our directors and Named Executive Officers as a group; and

     o all other stockholders known by us to beneficially own more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 40,860,159 shares of common stock outstanding on May 19, 2004. Unless otherwise indicated, the address for each of the stockholders listed below is c/o VCA Antech, Inc., 12401 West Olympic Boulevard, Los Angeles, California 90064.



                                                                  NUMBER OF
                                                                  SHARES OF
                                                                 COMMON STOCK        PERCENT OF
                                                                 BENEFICIALLY       COMMON STOCK
                                                                    OWNED            OUTSTANDING
                                                               -----------------    --------------
Green Equity Investors III, L.P. (1).........................         3,396,937            8.3%
Robert L. Antin (2)..........................................         1,726,880            4.2
Arthur J. Antin (3)..........................................           799,680            2.0
Tomas W. Fuller (4)..........................................           260,760              *
Neil Tauber (5)..............................................            93,745              *
Dawn R. Olsen (6)............................................            32,770              *
John M. Baumer (7)...........................................         3,396,937            8.3
John B. Chickering, Jr. .....................................                --              *
John G. Danhakl (7)..........................................         3,396,937            8.3
John A. Heil (8).............................................            20,000              *
Peter J. Nolan (7)...........................................         3,396,937            8.3
Frank Reddick (9)............................................            39,167              *
All directors and executive officers as a group
  (11 persons) (10)..........................................         6,059,939           14.7
*       Indicates less than one percent.

-----------------------
(1) Green Equity Investors III, L.P. is managed by Leonard Green & Partners, L.P. The address of Leonard Green & Partners, L.P. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. As of May 13, 2004, the record date for this Annual Meeting, Green Equity Investors III, L.P. held of record 6,846,937 shares, or 16.8%, of the total amount shares of our outstanding common stock. This information is based on a Schedule 13D/A filed jointly by Leonard Green & Partners, L.P. and its affiliates with the Securities and Exchange Commission on November 4, 2003. As such, Green Equity Investors III, L.P. is entitled to vote those shares in connection with the proposals in this Proxy Statement.

(2) Includes: (a) 250,000 shares held by family trusts established for the benefit of Mr. Robert L. Antin's family; (b) 60,000 shares held by Mr. Robert L. Antin's minor children; and (c) 72,500 shares of common


                                       22

     stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before July 18, 2004.

(3) Includes: (a) 250,000 shares held by Mr. Arthur J. Antin as trustee of family trusts established for the benefit of Mr. Robert L. Antin's family;
     (b) 60,000 shares held by Mr. Arthur J. Antin as custodian for Mr. Robert
     L. Antin's minor children pursuant to the California Uniform Gifts to Minors Act, and for which Mr. Arthur J. Antin disclaims beneficial ownership; and (c) 80,345 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before July 18, 2004.

(4) Includes 62,500 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before July 18, 2004.

(5) Includes 43,750 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before July 18, 2004.

(6) Includes 27,775 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before July 18, 2004.

(7) Each of John M. Baumer, John G. Danhakl and Peter J. Nolan are partners in Leonard Green & Partners, L.P. As such, Messrs. Baumer, Danhakl and Nolan may be deemed to have shared voting and investment power with respect to all shares held by Leonard Green & Partners, L.P. These individuals disclaim beneficial ownership of the securities held by Leonard Green & Partners, L.P., except to the extent of their respective pecuniary interests therein. Each of Mr. Danhakl and Nolan will resign as director immediately prior to our 2004 Annual Meeting.

(8) Consists of 20,000 shares of common stock reserved for issuance upon exercise of options and are or will be exercisable on or before July 18, 2004.

(9) Consists of 39,167 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before July 18, 2004.

(10) Includes 346,037 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before July 18, 2004.



CODE OF ETHICS
--------------

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees as well as our directors and executive officers. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues. Our Code of Ethics and Business Conduct applies to our Chief Executive Officer, Chief Financial Officer, all other senior financial executives and to our directors when acting in their capacity as directors. The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of a toll-free telephone call or an anonymous email. We investigate all concerns and complaints. Copies of our Code of Ethics and Business Conduct are posted on our website at www.investor.vcaantech.com.


We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct which applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and persons performing similar functions and amendments to, or waivers from, any provision which relates to any element of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

STOCKHOLDER PROPOSALS
---------------------

Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders for inclusion in our Proxy Statement and Proxy form relating to our 2005 Annual Meeting must submit his, her or its proposal to us at our principal executive offices by February 9, 2005. In addition, in the event a shareholder proposal is not received by the Company by March 15, 2005, the Proxy to be solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2005 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

SEC rules and regulations provide that if the date of the Company's 2005 Annual Meeting is advanced or delayed more than 30 days from the date of the 2004 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2005 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2005 Annual Meeting. Upon determination by the Company that the date of the 2005 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2004 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.



                           ON BEHALF OF THE BOARD OF DIRECTORS



                           /s/ Arthur J. Antin
                           ------------------------------------------------
                           ARTHUR J. ANTIN
                           CHIEF OPERATING OFFICER, SENIOR VICE PRESIDENT AND SECRETARY



12401 West Olympic Boulevard
Los Angeles, California 90064-1022
June 1, 2004

                                    EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                               OF VCA ANTECH, INC.

     This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of VCA Antech, Inc., a Delaware corporation (the "COMPANY").

I.   PURPOSE

     The Committee has been established to:

     o assist the Board of Directors in fulfilling its oversight responsibility relating to:

          o the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditor' qualifications, independence and performance;

          o the integrity of the Company's financial statement and accounting and financial reporting processes;

          o    the Company's compliance with legal and regulatory requirements;
               and

          o    the fulfillment of the other responsibilities set out herein.

     o prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement;

     o appoint, retain, compensate, evaluate and terminate the Company's independent accountants;

     o approve audit and non-audit services to be performed by the independent accountants pursuant to the Committee's Pre-Approval Policy; and

     o perform such other functions as the Board may from time to time assign to the Committee.

     In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountants and management of the Company.

II.  COMPOSITION

     The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be "independent directors," as such term is defined in the rules and regulations of the SEC and the Nasdaq National Market. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement at the time of appointment. Additionally, commencing with the

Company's 2004 Annual Stockholders' meeting, there will be at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, and at least one member of the Committee shall be an "audit committee financial expert." Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer and the lead partner of the independent accountant.

III. MEETING REQUIREMENTS

     The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, and in conjunction with regular Board meetings if feasible. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee may ask members of management, employees, outside counsel, the independent accountants, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

     As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company's financial statements prior to their public release consistent with the provisions set forth below in Section IV.

IV.  COMMITTEE RESPONSIBILITIES

     In carrying out its responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

     A.   OVERSIGHT OF THE FINANCIAL REPORTING PROCESSES

1. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

2.   Review and approve all related-party transactions.

3. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

4. Annually review with management, and separately with the independent accountants, major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies and any audit problems or difficulties.

5. Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6. Meet at least annually with the chief financial officer, the internal auditors and the independent accountants in separate executive sessions.

7. Review all analyst reports and press articles about the Company's accounting and disclosure practices and principles.

8. Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative generally accepted accounting principle ("GAAP") methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9. Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

10. Establish and conduct procedures for the receipt, retention and treatment of complaints from the employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

11. Discuss with management the policies with respect to risk assessment and risk management. Although it is management's duty to assess and manage the Company's exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

12. Meet separately with management to discuss accounting and auditing related issues.

13. Prepare regular reports to the Board of Directors on all matters within the scope of the Committee's functions.

     B.   REVIEW OF DOCUMENTS AND REPORTS AND OTHER FUNCTIONS

1. The Committee shall review with management and the independent auditors the Company's Annual Report on Form 10-K, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company's audit team and matters of audit quality and consistency. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Form 10-K.

2. The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company's Quarterly Reports on Form 10-Q, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review and discuss the Company's earnings press releases as well as the types of financial information periodically provided to analysts and rating agencies. The Committee shall also discuss the results of the independent auditors' review of the Company's quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71.

3. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the Company's legal counsel the Company's disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management's conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

4. The Committee shall review periodically with financial management and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company's financial statements and other public disclosures. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise, any management letters provided to the Committee and the Company's responses. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but "passed", regardless of materiality.

5. The Committee shall prepare the report required to be included in the Company's annual proxy statement, all in accordance with applicable rules and regulations.

6. The Committee shall establish and maintain guidelines for the Company's hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

7. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

8. The Committee shall periodically review with management, the Company's legal counsel and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company's financial statements, accounting or auditing matters or compliance with the Company's Code of Business Conduct. The Committee shall also meet periodically, and may request to meet separately, with the Company's principle outside counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company's compliance with applicable law and listing standards.

9. The Committee shall review periodically, but no less frequently than annually, a summary of the Company's transactions with Directors and executive officers of the Company and with firms that employ Directors, as well as any other material related party transactions.

     C.   INDEPENDENT ACCOUNTANT MATTERS

1. The Committee shall directly appoint, retain, compensate, evaluate and terminate the Company's independent auditors. The Committee shall have the sole authority to approve all engagement fees to be paid to the independent auditors. The independent auditor shall report directly to the Committee.

2. Meet with the independent accountants and the Company's financial management to review the scope of the proposed external audit for the current year.

3. On an annual basis, the Committee shall evaluate the independent accountant's qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and (c) all relationships the independent accountants have with the Company and relevant third parties to determine the impact, if any of such relationships on the independence of the independent accountants. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology services and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and shall approve in advance any non-audit services to be provided by the independent accountants.

4. Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company's independent accountants.

5. Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

6. Review with the independent accountants any problems or difficulties the auditors may have encountered and any "management" or "internal control" letter provided by the independent accountants and the Company's response to that letter. Such review should include:

     (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

     (b) any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

     (c) communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

     (d)  any changes required in the planned scope of the internal audit; and

     (e) the responsibilities, budget and staffing of the Company's internal audit function.

7. Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq National Market may direct by rule or regulation.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

9. Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

10. Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

11. Obtain a representation from the independent accountants that Section 10A of the Securities Exchange Act of 1934 has been followed.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V.   ANNUAL EVALUATION PROCEDURES

     The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.  INVESTIGATIONS AND STUDIES

     The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise and assist the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII. MISCELLANEOUS

     The Company shall give appropriate funding, as determined by the Committee, for the payment of compensation to the outside auditor, legal, accounting or other advisors employed by the Committee. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

                                   APPENDIX B

                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                               OF VCA ANTECH, INC.


     VCA Antech, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     1. The name of the corporation is VCA Antech, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Veterinary Centers of America, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 4, 1987.

     2. In accordance with Sections 141(f), 228(a), 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated ___________, 2004, duly adopted and approved resolutions amending and restating the Corporation's Certificate of Incorporation, declaring such amendment and restatement advisable. At the Corporation's 2004 Annual Meeting held on _________, 2004, the Corporation's Stockholders approved the Amended and Restated Certificate of Incorporation.

     3. The first paragraph of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

FOURTH: The Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which the Corporation shall have authority to issue is 186,000,000 of which 175,000,000 shares shall be Common Stock, par value $0.00l per share, and 11,000,000 shares shall be Preferred Stock, par value $0.001 per share.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation in the name and on behalf of the Corporation on the ____ day of ______ 2004, and the statements contained herein are affirmed as true under penalty of perjury.



                                           -------------------------------------
                                           Tomas W. Fuller
                                           Chief Financial Officer and Assistant
                                           Secretary

                                VCA ANTECH, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of VCA Antech, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Robert L. Antin and Tomas
W. Fuller, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Monday, July 12, 2004, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE "FOR" ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the nominee as Class II director:

                                    CLASS II
                                 Robert L. Antin

                     |_| FOR THE NOMINEE LISTED ABOVE

                     |_| WITHHELD FOR THE NOMINEE LISTED ABOVE

         ---------------------------------------------------------------

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


Proposal 2. To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 75,000,000 shares to 175,000,000 shares.

    |_| FOR                     |_| AGAINST                 |_| ABSTAIN


Proposal 3. To ratify the appointment of KPMG LLP as the Company's independent public accountants.

    |_| FOR                     |_| AGAINST                 |_| ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated June 1, 2004 and the accompanying Proxy Statement relating to the Annual Meeting.

                                Dated:___________________________, 2004

                                Signature:_____________________________

                                Signature:_____________________________
                                Signature(s) of Stockholder(s)
                                (See Instructions Below)

                                The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

     |_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE